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Exhibit 21.1

SUBSIDIARIES OF TRIMBLE NAVIGATION LIMITED

Name of Subsidiary	Jurisdiction of Incorporation
Trimble Navigation Australia Pty Limited	Australia
Spectra Precision Pty Ltd.	Australia
Quantm International, Inc. & Quantm Ltd.	Australia
Trimble Belgium BVBA	Belgium
Jamestown Manufacturing Corporation	California
Pacific Crest Corporation	California
Trimble Export Limited	California
Trimble Navigation International Limited	California
Trimble Specialty Products, Inc.	California
TR Navigation Corporation	California
Meridian Project Systems, Inc.	California
Spacient Technologies, Inc.	California
Applanix Corporation	Canada
Trimble Canada Ltd.	Canada
Trimble Exchangeco Ltd.	Canada
Trimble Holdings Co.	Canada
Visual Statement, Inc.	Canada
Trimble Electronic Products (Shanghai) Co. Ltd.	China
Trimble Navigation Technology (Shanghai) Co. Ltd.	China
Mensi, Inc.	Delaware
SPHM Inc.	Delaware
The XYZs of GPS, Inc.	Delaware
Eleven Technology, Inc.	Delaware
XYZ Solutions, Inc.	Delaware
Advanced Public Safety, Inc.	Florida
Mensi, S.A.	France
Trimble France S.A.S.	France
Apache Technologies Europe GmbH	Germany
GeoNav GmbH	Germany
Trimble GmbH	Germany
Trimble Holdings GmbH	Germany
Trimble Jena	Germany
Trimble Kaiserslautern GmbH	Germany
Trimble terraSat GmbH	Germany
Trimble Navigation India Private Limited	India
Trimble Italia SRL	Italy
Mensi, KK	Japan
Trimble Japan K.K.	Japan
BitWysy Solutions, Inc.	Massachusetts
Trimble Mexico S de RL	Mexico
Trimble Europe B.V.	Netherlands
Trimble Navigation New Zealand Limited	New Zealand
Apache Technologies, Inc.	Ohio
Tripod Data Systems, Inc.	Oregon
Trimble Navigation Singapore PTE Limited	Singapore
Trimble International Holdings S.L.	Spain
Trimble Navigation Iberica S.L.	Spain
Spectra Precision Scandinavia AB	Sweden

Trimble AB	Sweden
MobileTech Solutions, Inc.	Texas
TNL Flight Services, Inc.	Texas
Applanix LLC	Texas
Trimble Navigation Europe Limited	United Kingdom
Trimble Pty Ltd.	United Kingdom
Trimble Mobile Solutions, Inc.	Virginia

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  Exhibit 21.1